Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aether Systems, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, to the best of his knowledge and in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                                                               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                                               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ David S. Oros	August 14, 2003
David S. Oros Chief Executive Officer

/s/ David C. Reymann	August 14, 2003
David C. Reymann Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Aether Systems, Inc. and will be retained by Aether Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.